Exhibit 21.1

REGISTRANT’S SUBSIDIARIES

Name of Subsidiary	State of Incorporation or Organization

Ameris Bank	Georgia

Ameris Statutory Trust I	Delaware

Ameris Sub Holding Company, Inc.	Delaware

Moultrie Real Estate Holdings, Inc.	Delaware

Quitman Real Estate Holdings, Inc.	Delaware

Thomas Real Estate Holdings, Inc.	Delaware

Citizens Real Estate Holdings, Inc.	Delaware

Cairo Real Estate Holdings, Inc.	Delaware

Southland Real Estate Holdings, Inc.	Alabama

Cordele Real Estate Holdings, Inc.	Delaware

First National Real Estate Holdings, Inc.	Delaware

M&F Real Estate Holdings, Inc.	Delaware

Tri-County Real Estate Holdings, Inc.	Delaware

First National Banc Statutory Trust I	Delaware

Prosperity Bank Statutory Trust II	Connecticut

Prosperity Bank Statutory Trust III	Delaware

Prosperity Bank Statutory Trust IV	Delaware

Prosperity Banking Capital Trust I	Delaware

Prosperity Land Holdings, LLC	Florida

Coastal Bankshares Statutory Trust I	Delaware

Coastal Bankshares Statutory Trust II	Connecticut

Merchants & Southern Statutory Trust I	Delaware

Merchants & Southern Statutory Trust II	Delaware

Atlantic BancGroup, Inc. Statutory Trust I	Delaware

Jacksonville Statutory Trust I	Delaware

Jacksonville Statutory Trust II	Delaware

Jacksonville Bancorp, Inc. Statutory Trust III	Delaware

East Arlington, Inc.	Florida

Fountain Financial, Inc.	Florida

Jarrett Point, LLC	Florida

Parman Place, Inc.	Florida

S. Pt. Properties, Inc.	Florida

TJB Properties, LLC	Florida